Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

December 2, 2025

Konik Capital Partners LLC,

a division of T.R. Winston & Company

7 World Trade Center, 46th Floor

New York, NY 10007

Ladies and Gentlemen:

This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which Konik Capital Partners LLC, a division of T.R. Winston & Company (the “Placement Agent”), shall be engaged by Kazia Therapeutics Limited (ACN 063 259 754), a public company limited by shares organized under the law of the Commonwealth of Australia (the “Company”), to act as the exclusive placement agent in connection with the offering (hereinafter referred to as the “Placement”) of (i) ordinary shares, no par value per share (the “Ordinary Shares” and the Ordinary Shares offered in the Placement, the “Placement Shares”), of the Company and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase American Depositary Shares (“ADSs” and each an “ADS”), each ADS representing five hundred (500) Ordinary Shares, at an exercise price of $0.0001 per ADS. The Placement Shares, the Pre-funded Warrants and the ADSs issuable upon exercise of the Pre-funded Warrants, are collectively referred to herein as the “Placement Securities”.

The terms of the Placement and the Placement Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Placement Securities or complete the Placement. The date of the closing of the Placement shall be referred to herein as the “Closing Date”. The Company expressly acknowledges and agrees that the obligations of the Placement Agent hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Placement Securities and does not ensure the successful placement of the Placement Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Placement. The sale of the Placement Securities to any Purchaser will be evidenced by the securities purchase agreement (the “Purchase Agreement”) by and among the Company and such Purchasers substantially in the form of Exhibit A attached hereto. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. With respect to the Placement Securities, each of the representations and warranties and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater shareholder of the Company.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the law of the United States of America, applicable to the offers and sales of the Placement Securities by the Placement Agent, (iv) is a limited liability company validly existing under the law of its jurisdiction of organization, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and applicable law.

SECTION 3. COMPENSATION.

A. Cash Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees a total cash fee equal to seven percent (7%) of the aggregate gross proceeds to the Company from the Placement (collectively, the “Cash Fee”), provided that the Cash Fee payable on the aggregate proceeds from the investors set forth in Exhibit C in the Placement shall be three percent (3%).

B. Warrant Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees at the Closing Date warrants (“Agent Warrants”) to purchase that number of ADSs (the “Agent Warrant ADS”), representing 7% of the Placement Securities sold at the Closing Date. The Agent Warrants, substantially in the form of Exhibit B hereto, shall be exercisable, in whole or in part, commencing on the date that is 180 days after the date of this Agreement and expiring on the five-year anniversary of the date of this Agreement at an initial exercise price per ADS of $7.50. The Placement Agent understands and agrees that there are restrictions pursuant to FINRA Rule 5110(e)(1) on the transfer of the Agent Warrants and the Agent Warrant ADSs during the one hundred eighty (180) days after this Agreement that it will not sell, transfer, assign, pledge or hypothecate the Agent Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the date of this Agreement to anyone other than (i) a sub-agent or selected dealer in connection with the Placement or (ii) a bona fide officer, partner, employee or registered representative of the Placement Agent, sub-agent or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Agent Warrants shall be made at the Closing Date, and shall be issued in the name or names and in such authorized denominations as the Placement Agent may request.

C. Advance. Prior to the execution of this Agreement, the Company has paid to the Placement Agent an expense advance in the amount of $25,000 to be credited against the accountable expenses actually incurred by the Placement Agent that may be reimbursed pursuant to Section 4.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent for the Ordinary Shares and those of the Depositary for the ADSs ; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Securities; (iv) all fees and expenses of the Company’s U.S. counsel, Australian counsel, independent public accountants and other advisors; (v) the fees and expenses associated with including the Placement ADSs on the Trading Market; (viii) up to $150,000 for accountable out-of-pocket expenses of the Placement Agent, including the fees and expenses of counsel to the Placement Agent. The Placement Agent may deduct from the net proceeds of the Placement payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Placement Agent, to the extent not already paid.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Placement Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement or the Purchase Agreement, including, without limitation, any failure by the Company to obtain any required consent, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E. These indemnification provisions shall remain in full force and effect regardless of whether the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the later of (i) December 12, 2025 and (ii) the final Closing Date under the Purchase Agreement. The date of termination of this Agreement is referred to herein as the “Termination Date”. In the event, however, in the course of the Placement Agent’s performance of due diligence it deems, if necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date upon written notice to the Company in accordance with Section 14 hereof. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date upon written notice to the Placement Agent in accordance with Section 14 hereof, but the Company will remain responsible for fees pursuant to Section 3 hereof with respect to the Placement Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the obligation of the Company to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent as set forth in Section 3 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the prior written consent of the Placement Agent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the sale of the Placement Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received each of the following on the Closing Date, each dated the Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent: (i) the favorable opinion of Goodwin Procter LLP, U.S. counsel to the Company, and (ii) the favorable opinion of Baker & McKenzie, Australian counsel to the Company.

C. The Placement Agent shall have received on the Closing Date, each dated the Closing Date (i) a customary Officers’ Certificate, executed and delivered by the Company’s executive officer, as to the accuracy of the representations and warranties contained in the Purchase Agreement, (ii) a certificate of the Vice President, Finance and Controller of the Company regarding certain financial information as of the Closing Date and (iii) a Secretary’s Certificate executed and delivered by the Company’s corporate secretary certifying that (A) the Company’s constitution, and certificate of registration issued by the Australian Securities and Investment Commission are true and complete, have not been modified and are in full force and effect; (B) that the resolutions of the board of directors of the Company relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other customary certifications reasonably satisfactory to the Placement Agent.

D. The Placement Agent shall have received on the Closing Date satisfactory evidence of the good standing of the Company in the Commonwealth of Australia and its good standing as a foreign corporation in such other jurisdictions as the Placement Agent may reasonably request, in each case, in writing or any standard form of telecommunication from the appropriate governmental authority of such jurisdiction, dated no more than two (2) business days prior to such Closing Date.

E. The Ordinary Shares shall have been registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of terminating such registration or delisting or suspending from trading the ADSs from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing, except as set forth in the Report of Foreign Issuer on Form 6-K furnished to the Commission on November 18, 2025.

F. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

G. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, any Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. STANDSTILL. Without the prior written consent of Placement Agent, from the date hereof until one hundred twenty (120) days after the date of this Agreement (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, except for (A) the filing of a Form S-8 registration statement covering the employee equity incentive plans, and (B) the filings of pre-effective amendment to the registration statement on Form F-1 (File No. 333-290598) of the Company filed with the Commission on September 30, 2025 and post-effective amendments to the effective registration statements on Form F-1 (File No. 333-284606; File No. 3333-279773; File No. 333-276774) of the Company, in each case for the purposes of incorporating by reference of the audited financials in the Company’s latest 20-F and other necessary updates; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

SECTION 11. CONFIDENTIALITY. The Placement Agent (i) will keep Confidential Information (as defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation, or legal process (“Legal Requirement”), without the prior written consent of the Company, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. Notwithstanding any of the foregoing, in the event that any Legal Requirement requires the Placement Agent or any of its Representatives to disclose any Confidential Information, the Placement Agent and its Representatives will provide prompt notice to the Company, if legally permissible, and will furnish only that portion of the Confidential Information that is required to be disclosed by such Legal Requirement as advised by counsel. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) one year from the date hereof.

The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to the Placement Agent or its representatives in connection with the evaluation of the Placement by the Placement Agent but shall not include information which (i) is or becomes publicly available other than as a result of a disclosure by the Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to the Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to the Placement Agent or any of its Representatives prior to October 28, 2025 by the Company or any of its Representatives, or (iv) is or has been independently developed by the Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company.

The term “Representatives” shall mean with respect to the Placement Agent, directors, officers, employees, financial advisors, attorneys and accountants of or to the Placement Agent.

SECTION 12. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the law of the State of New York. Any dispute arising under this Agreement may be brought in the courts of the State of New York or of the United States of America, in each case sitting in the City and County of New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 13. WAIVER OF JURY TRIAL. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.

SECTION 14. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature page hereto.

SECTION 15. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 16. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

SECTION 17. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

SECTION 18. SEVERBILITY. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

SECTION 19. AMENDMENTS. This Agreement may not be amended or otherwise modified nor may any provision of this Agreement be waived except by an instrument in writing signed by both the Placement Agent and the Company.

SECTION 20. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date.

SECTION 21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

[Signature page follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

KONIK CAPITAL PARTNERS LLC, A DIVISION OF T.R. WINSTON & COMPANY

By:
Ryan Konik
Founder

Address for notice:

Konik Capital Partners LLC, a division of T.R. Winston & Company 7 World Trade Center, 46th Floor New York, NY 10007 Attention: Ryan Konik E-mail: rkonik@konikcapitalpartners.com

Accepted and agreed to as of the date first written above:

KAZIA THERAPEUTICS LIMITED

(ACN 063 259 754)

By:
John E. Friend II
Chief Executive Officer

Address for notice:

Kazia Therapeutics Limited

Three International Towers, Level 24

300 Barangaroo Avenue

Sydney NSW 2000

Australia

Attention: John E. Friend, II

Email: john.friend@kaziatherapeutics.com

[Signature Page to Placement Agency Agreement dated December 2, 2025 between

Kazia Therapeutics Limited and Konik Capital Partners LLC, a division of T.R. Winston & Company]

Exhibit A

FORM OF SECURITIES PURCHASE AGREEMENT

Exhibit B

FORM OF AGENT WARRANT

Exhibit C

ESTABLISHED INVESTORS